Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Cas Purdy
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-768-4666
investorrelations@guidancesoftware.com	cas.purdy@guidancesoftware.com

Guidance Software Reports Q2 2011 Financial Results

•	Revenue of $23.9 million marks record Q2 revenue performance

•	Non-GAAP earnings per share of $0.02 marks fifth consecutive profitable quarter

•	Added 65 customers on the EnCase® Enterprise platform compared to 17 in Q2 2010

PASADENA, Calif. – August 1, 2011 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the quarter ended June 30, 2011.

Second quarter 2011 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	revenue of $23.9 million, an increase of $1.2 million, or 5 percent, from $22.7 million in the second quarter of 2010

•	product revenue of $11.2 million, flat with $11.2 million in the second quarter of 2010

•	services and maintenance revenue of $12.7 million, an increase of $1.2 million, or 11 percent, from $11.5 million in the second quarter of 2010

•	GAAP net loss of $1.4 million, or ($0.06) per share, compared to a GAAP net loss of $1.3 million, or ($0.05) per share, in the second quarter of 2010.

On a non-GAAP basis, which excludes share-based compensation, acquisition-related expense, and amortization of intangibles, the company reported pre-tax net income of $0.4 million, or $0.02 per share, in the second quarter of 2011, compared to non-GAAP pre-tax net income of $0.6 million, or $0.03 per share, in the second quarter of 2010.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “In addition to delivering our highest second quarter revenue ever, the quarter marked the achievement of several significant strategic and financial milestones. We delivered the much-anticipated version 7 of EnCase® Forensic, our flagship digital forensics solution. Guidance Software was also positioned in the ‘Leaders Quadrant’ in the industry’s first Gartner Magic Quadrant for E-Discovery Software, which we believe recognizes our leadership, vision, continued innovation and the success of our EnCase® software.”

Limongelli added, “We also added 65 new customers on the EnCase® Enterprise platform, bringing the total to more than 1,000 since the introduction of that product.”

Second Quarter 2011 Highlights and Noteworthy Events

•

The company added 65 new EnCase® Enterprise customers in the second quarter of 2011, compared to 17 in the second quarter of 2010. EnCase® Enterprise customers gained over the life of the product include more than sixty percent of the Fortune 100 and more than one-third of the Fortune 500. The company also added 27 customers of EnCase® eDiscovery or EnCase® Cybersecurity which are built on the EnCase® Enterprise platform.

•

In May, Gartner, Inc. named Guidance Software a leader in its first Magic Quadrant for E-Discovery Software (1). The Magic Quadrant for E-Discovery Software report assesses 24 vendors on their ability to execute and completeness of vision in the e-discovery market.

•

In May, Guidance Software hosted the eleventh annual Computer and Enterprise Investigations Conference (CEIC). With record attendance of more than 1,300 people from 49 different countries, CEIC underscored the continued growth of the digital forensics industry.

•

In late June, the newest version of Guidance Software’s flagship digital forensic solution - EnCase® Forensic version 7 – became available to customers. The company’s biggest EnCase® Forensic product release since 2006 transforms the way digital investigations are conducted — delivering new smartphone and tablet data acquisition for iPhones, iPads, BlackBerrys, Android, and the like – not available with any other computer forensics application. Also included are new, intuitive email results and a unified search functionality; expanded capabilities for the included EnScript programming language for customization; and all with a streamlined interface and built-in workflow.

2011 Financial Outlook:

The company is reiterating its guidance for the year ended December 31, 2011, as follows:

•	Revenue is expected to be in the range of $99 million to $103 million, representing year-over-year growth of 8 percent to 12 percent.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.12 - $0.18 per share.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (706) 645-9291, passcode 82392031, available from 8:00 pm eastern time, August 1, 2011, through midnight eastern time, August 9, 2011.

1) Source: Gartner, Inc. “Magic Quadrant for E-Discovery Software” by Debra Logan, John Bace, May 13, 2011

About Guidance Software, Inc.

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 40,000 licensed users of the EnCase® technology worldwide, the EnCase® Enterprise platform is used by more than sixty percent of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com/.

Follow Guidance Software on Twitter at www.twitter.com/encase and on Facebook at www.facebook.com/guidancesoftware.

EnCase®, EnCE®, EnCEP®, EnScript®, FastBloc®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other marks and brands may be claimed as the property of their respective owners.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Product revenue	$11,186	$11,235	$20,740	$19,677
Services and maintenance revenue	12,705	11,471	26,728	22,424

Total revenues	23,891	22,706	47,468	42,101

Cost of revenues:
Cost of product revenue	1,625	1,072	2,910	1,760
Cost of services and maintenance revenue	5,586	4,928	11,884	9,169

Total cost of revenues	7,211	6,000	14,794	10,929

Gross profit	16,680	16,706	32,674	31,172

Operating expenses:
Selling and marketing	8,686	9,060	16,815	17,285
Research and development	4,797	4,096	9,569	8,182
General and administrative	3,238	3,590	6,709	6,847
State sales tax charges	—	—	1,336	—
Depreciation and amortization	1,287	1,204	2,528	2,218

Total operating expenses	18,008	17,950	36,957	34,532

Operating income (loss)	(1,328)	(1,244)	(4,283)	(3,360)

Interest income and other, net	13	18	19	53

Income (loss) before income taxes	(1,315)	(1,226)	(4,264)	(3,307)

Income tax provision	58	37	154	86

Net Income (loss)	$(1,373)	$(1,263)	$(4,418)	$(3,393)

Net income (loss) per share	$(0.06)	$(0.05)	$(0.19)	$(0.15)

Shares used in per share calculation - basic	23,248	23,094	23,145	23,055

Shares used in per share calculation - diluted	23,248	23,094	23,145	23,055

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding share-based compensation, acquisition-related expense, amortization of intangibles and certain state sales tax charges	$434	$621	$647	$(360)

Non-GAAP income (loss) per share before income taxes excluding share-based compensation, acquisition-related expense, amortization of intangibles and certain sales tax charges	$0.02	$0.03	$0.03	$(0.02)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Calculation of pre-tax non-GAAP income (loss):
GAAP net loss	$(1,373)	$(1,263)	$(4,418)	$(3,393)

Add:
Income tax provision	58	37	154	86
Certain state sales tax charges	—	—	1,336	—
Acquisition-related expense	—	223	—	223
Amortization of intangibles	268	182	540	182
Share-based compensation expense (including related payroll taxes paid by the Company)	1,481	1,442	3,035	2,542

Non-GAAP income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain sales tax charges	$434	$621	$647	$(360)

Non-GAAP income (loss) per share before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain sales tax charges

Basic	$0.02	$0.03	$0.03	$(0.02)

Diluted	$0.02	$0.03	$0.03	$(0.02)

Shares used in per share calculations:
Basic	23,248	23,094	23,145	23,055

Diluted	24,581	23,549	24,479	23,055

Detail of Share-based Compensation Expense:
Cost of product revenue	17	13	39	18
Cost of service and maintenance revenue	217	230	470	435
Selling and marketing	472	454	909	814
Research and development	364	337	785	526
General and administrative	411	408	832	749

Total share-based compensation expense	1,481	1,442	3,035	2,542

Detail of Acquisition-related Expense:
General and administrative	—	223	—	223

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges and non-GAAP income (loss) before income taxes per share excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges, which are reconciled to net loss and net loss per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net loss and net loss per share calculated in accordance with GAAP.

Non-GAAP income (loss) is defined as follows: GAAP net income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, acquisition-related expense, amortization of intangibles and certain state sales tax charges in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, acquisition-related expense, amortization of intangibles, certain state sales tax charges and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes, share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,704	$25,180	$27,621
Trade receivables, net	15,576	16,862	16,344
Inventory	905	922	987
Prepaid expenses and other current assets	2,338	2,089	1,934

Total current assets	46,523	45,053	46,886

Long-term assets:
Property and equipment, net	10,613	11,326	11,351
Intangible assets, net	4,518	4,786	5,058
Goodwill	3,711	3,711	3,711
Other assets	434	434	434

Total long-term assets	19,276	20,257	20,554

Total assets	$65,799	$65,310	$67,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,868	$2,466	$2,568
Accrued liabilities	7,040	6,662	7,255
Capital lease obligations	74	74	76
Deferred revenues	30,009	30,038	30,279

Total current liabilities	39,991	39,240	40,178

Long-term liabilities:
Rent incentives	825	1,019	1,221
Capital lease obligations	78	97	116
Deferred revenues	4,026	4,033	3,335
Deferred tax liabilities	162	131	61

Total long-term liabilities	5,091	5,280	4,733

Stockholders’ equity:
Common stock	23	23	23
Additional paid-in capital	71,712	69,966	68,311
Treasury stock	(4,834)	(4,388)	(4,039)
Accumulated deficit	(46,184)	(44,811)	(41,766)

Total stockholders’ equity	20,717	20,790	22,529

Total liabilities and stockholders’ equity	$65,799	$65,310	$67,440

Guidance Software, Inc.

Unaudited Cash Flow Summary

(in thousands)

	Six Months Ended June 30,
	2011	2010
Operating Activities:
Net loss	$(4,418)	$(3,393)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	2,528	2,218
Benefit for doubtful accounts	—	(48)
Share-based compensation	3,035	2,542
Deferred taxes	101	—

Changes in operating assets and liabilities:
Trade receivable	768	4,949
Inventory	82	(17)
Prepaid expenses and other assets	(404)	(498)
Accounts payable	175	(422)
Accrued liabilities	(611)	1,682
Deferred revenues	421	(4,426)

Net cash provided by operating activities	1,677	2,587

Investing Activities:
Purchase of property and equipment	(1,126)	(1,345)
Acquisition, net of cash acquired	—	(10,686)

Net cash used in investing activities	(1,126)	(12,031)

Financing Activities:
Proceeds from the exercise of stock options	366	197
Common stock repurchased or withheld	(794)	(214)
Principal payments on capital leases	(40)	(42)

Net cash used in financing activities	(468)	(59)

Net increase (decrease) in cash and cash equivalents	83	(9,503)
Cash and cash equivalents, beginning of period	27,621	36,585

Cash and cash equivalents, end of period	$27,704	$27,082